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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 June 3, 2003

RDO EQUIPMENT CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12641 (Commission File Number)	45-0306084 (I.R.S. Employer Identification Number)
2829 South University Drive Fargo, North Dakota (Address of principal executive offices)		58103 (Zip Code)

(701) 239-8730
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        RDO Equipment Co. announced before 9:00 a.m., Eastern Daylight Savings time, on June 3, 2003 that RDO Tender Co., a wholly owned subsidiary of RDO Holdings Co., which is owned primarily by Ronald D. Offutt, RDO Equipment's Chairman of the Board and Chief Executive Officer, completed its cash tender offer of $6.01 per share for all outstanding shares of class A common stock of RDO Equipment not owned by RDO Tender, RDO Holdings or the stockholders of RDO Holdings.

        The tender offer expired, as scheduled, at 5:00 p.m., New York City time, on Monday, June 2, 2003. Based on a preliminary count, 3,912,742 class A shares of RDO Equipment had been tendered and not withdrawn. The tendered shares (including 35,300 shares that were guaranteed to be delivered), together with the shares currently held by RDO Tender, constitute approximately 96.0% of the outstanding class A shares. All shares validly tendered and not withdrawn prior to the expiration of the offer have been accepted for payment according to the terms of the offer.

        In the second step of the transaction, effective as of June 3, 2003, RDO Tender merged with and into RDO Equipment, with RDO Equipment being the surviving corporation. As a result of the merger, RDO Equipment became a wholly owned subsidiary of RDO Holdings.

        At the effective time of the merger, (i) each outstanding class A share of RDO Equipment held of record by stockholders other than RDO Tender ceased to be outstanding, and such stockholders of record are entitled to receive from the surviving corporation, the sum of $6.01, net per share in cash, upon surrender to Wells Fargo Bank Minnesota, N.A. of their certificates formerly representing class A shares of RDO Equipment; (ii) each outstanding class A share of RDO Equipment owned by RDO Tender was cancelled and otherwise ceases to be outstanding, without any payment being made in respect thereof; and (iii) each share of common stock of RDO Tender was converted into one share of common stock of the surviving corporation, certificates of which will be issued to RDO Holdings, as the sole stockholder of RDO Tender. As a result of the merger, each option to purchase outstanding class A shares of RDO Equipment held of record by option holders ceases to be outstanding, and each such option holder of record is entitled to receive from the surviving corporation, in cash the sum equal to the difference between $6.01 and the exercise price of such option holder's vested options multiplied by the number of class A shares issuable upon exercise of such option holder's vested options, upon surrender to the surviving corporation of such option holder's option agreements formerly representing options to purchase class A shares of RDO Equipment.

        Pursuant to the terms of the merger, the certificate of incorporation and bylaws of the surviving corporation immediately following the effective time of the Merger were amended to become identical to the certificate of incorporation and bylaws of RDO Tender immediately before the merger. In addition, pursuant to the terms of the merger, the directors of RDO Tender immediately before the effective time of the merger became the directors of the surviving corporation immediately after the merger, and the officers of RDO Equipment immediately before the effective time of the merger became the officers of the surviving corporation immediately after the merger.

        The merger was not subject to the approval of the board of directors or the holders of the remaining class A shares of RDO Equipment.

Item 7.    Financial Statements and Exhibits

  (a)
  Financial Statements of Businesses Acquired.

      Not applicable.

  (b)
  Pro Forma Financial Information.

      Not applicable.

  (c)
  Exhibits.
Exhibit No.	Description
99.1	Press Release dated June 3, 2003 (filed herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, RDO Equipment Co. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDO EQUIPMENT CO.
By:	/s/ Steven B. Dewald Steven B. Dewald Chief Financial Officer

Dated: June 3, 2003

RDO EQUIPMENT CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 3, 2003 (filed herewith).

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits
SIGNATURES
RDO EQUIPMENT CO. FORM 8-K INDEX TO EXHIBITS